UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2026
Butterfly Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 District Avenue Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 557-4800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 13, 2026, the New York Stock Exchange (the “NYSE”) notified Butterfly Network, Inc. (the “Company”), and, on January 14, 2026, publicly announced, that the NYSE has determined to (a) commence proceedings to delist the Company’s public warrants, ticker symbol “BFLY WS” (the “Warrants”) and (b) immediately suspend trading in the Warrants due to “abnormally low selling price” levels pursuant to Section 802.01D of the NYSE Listed Company Manual. Each Warrant was issued in connection with the Company’s business combination with Longview Acquisition Corp. on February 16, 2021 and is presently exercisable for one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an exercise price per share of $11.50. The Warrants are set to expire on February 12, 2026.
The Company does not believe the warrant delisting is related to the Company’s performance. Further, trading in the Company’s Class A Common Stock will be unaffected and will continue on the NYSE under the ticker symbol “BFLY”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.

	By:	/s/ John Doherty
	Name:	John Doherty
	Title:	Chief Financial Officer

Date: January 14, 2026